EXHIBIT 10.8

Equity Transfer Agreement

Equity Transfer Agreement

between

Acorn International Electronic Technology (Shanghai) Co., Ltd.

and

Shanghai Acorn HJX Digital Technology Co., Ltd.

with respect to

Shanghai HJX Digital Technology Co., Ltd.

June 30, 2005

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Equity Transfer Agreement

Equity Transfer Agreement

This Equity Transfer Agreement (hereinafter referred to as this “Agreement”) is entered into as of June 30, 2005 in Room 1206, No. 888, Yishan Road, Shanghai (which serves as a meeting room) by and between the following parties:

The Transferor: Shanghai Acorn HJX Digital Technology Co., Ltd., a limited liability company duly organized and validly existing under the laws of the People’s Republic of China with its registered address at No. 1, Huaying Road, Huaxin Town, Qingpu District, Shanghai.

The Transferee: Acorn International Electronic Technology (Shanghai) Co., Ltd., a limited liability company duly organized and validly existing under the laws of the People’s Republic of China with its registered address at No. 55, Lane 1135, Jiasong Road Middle, Huaxin Town, Qingpu District, Shanghai.

(The Transferor and the Transferee may hereinafter be referred collectively as the “Parties”)

Whereas:

(1)	Shanghai HJX Digital Technology Co., Ltd. (hereinafter referred to as “Shanghai HJX”) is a limited liability company duly organized and validly existing under the laws of the People’s Republic of China. The registered capital of this company is US$ 3,400,000; its domicile address is No. 55, Lane 1135, Jiasong Road Middle, Huaxin Town, Qingpu District, Shanghai; and the registration number of its business license is Qi He Hu Zong Zi No. 036643 (Qingpu);

(2)	As of the Date of Execution of this Agreement, the Transferor holds 49% of the equity interest in Shanghai HJX. The Transferor agrees to transfer 31% of the equity interest in Shanghai HJX to the Transferee in accordance with the terms and conditions hereof; and

(3)	The Transferee is en entity qualified to legally accept the transfer of the aforesaid equity interest held by the Transferor and the Transferee agrees to accept the transfer of 31% of the equity interest in Shanghai HJX in accordance with the terms and conditions hereof.

In accordance with the provisions of relevant laws and regulations and through consultation, the Transferor and the Transferee hereby enter into the following agreement with respect to the transfer of the equity interest in Shanghai HJX, which is legally binding on the Parties.

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Equity Transfer Agreement

Definitions

Except as otherwise provided herein or required by the context, the following terms as used herein shall have the meanings as set forth below:

(1)	This “Agreement” means this Equity Transfer Agreement and any attachments hereto as well as any written documents duly executed by the Parties from time to time to make revisions or modifications herein.

(2)	“Shanghai HJX” means Shanghai HJX Digital Technology Co., Ltd., the shareholders of which are CHINA DRTV INC. and Shanghai Acorn HJX Digital Technology Co., Ltd., holding 51% and 49% of its equity interest, respectively.

(3)	“Equity Transfer” means the act that the Transferor shall transfer the 31% of the equity interest it legally holds in Shanghai HJX to the Transferee in accordance with the provisions hereof.

(4)	“Price of Equity Transfer” means the amount the Transferee shall pay to the Transferor in accordance with the provisions of Article 2 hereof.

(5)	“Date of Execution of this Agreement” means the date as indicated herein when this Agreement is duly executed.

(6)	“ Effective Date of this Equity Transfer Agreement/this Agreement” means the date when all the conditions for the effectiveness of this Agreement as set forth herein are satisfied.

(7)	“Delivery” means acts related to the change of the shareholders of Shanghai HJX such as completion of the formalities for registration of the transfer by the Transferor of the 31% of the equity interest in Shanghai HJX it holds to the Transferee.

(8)	“Business Day” means any day other than Saturday, Sunday and any other day when banks are required or authorized by law to suspend business.

Article 1	Transfer of Equity

1.1	As of the Date of Execution of this Agreement, the Transferor holds 49% of the equity interest in Shanghai HJX. The Transferor hereby agrees to transfer according to law the 31% of the equity interest it holds in Shanghai HJX to the Transferee in accordance with the terms and conditions hereof and in the manner as agreed herein; and the Transferee agrees to accept according to law the transfer of the aforesaid equity interest in Shanghai HJX in accordance with the terms and conditions hereof and in the manner as agreed herein.

1.2	Upon completion of the aforesaid equity transfer, the Transferor shall have the rights as a shareholder of Shanghai HJX and assume the creditor’s rights and liabilities of Shanghai HJX in proportion to the equity interest in Shanghai HJX that has been transferred to it hereunder.

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Equity Transfer Agreement

Article 2	Price of Equity Transfer and Method of Payment

2.1	Through consultation the Parties have come to agree that the price of the transfer by the Transferor of the 31% of the equity interest it holds in Shanghai HJX will be RMB 19,179,129.64.

2.2	The aforesaid equity transfer is a transfer of the equity together with all the rights attached thereto, i.e. the Transferee shall be entitled to the profit that Shanghai HJX had accrued as of June 30, 2005 in proportion to the equity interest to be transferred to it hereunder, and the profit Shanghai HJX had accrued as of June 30, 2005 shall be counted in the total net asset of Shanghai HJX as of June 30, 2005.

2.3	The Parties agree that the Transferee will pay the aforesaid Price of Equity Transfer all in RMB.

2.4	The Transferee agrees to pay in full the Price of Equity Transfer within three months after the examination and approval authority has approved such transfer and issued a modified Certificate of Approval of Foreign Investment Enterprises to Shanghai HJX and Shanghai HJX has obtained a modified Business License of Chinese-foreign Equity Joint Ventures.

Article 3	Rights and Obligations of the Transferor

3.1	The Transferor undertakes that it is an entity qualified to transfer the equity interest in Shanghai HJX according to law and it will secure all the authority necessary for the execution and performance hereof so that it will have the power and right to execute this Agreement and perform the terms and conditions hereof.

3.2	The Transferor legally holds the aforesaid equity interest in Shanghai HJX, which is free and clear of any pledges or any contingent or other potential liabilities and subject to no restrictions imposed by any other similar encumbrances. Such equity interest is not involved in any dispute or any arbitral or legal proceedings. The Transferor has the complete beneficiary right to such equity interest and the right to dispose of it.

3.3	The Transferor has secured the waiver by the other existing shareholders of Shanghai HJX of their right of first refusal to purchase the equity interest to be transferred hereunder.

3.4	The Transferor has not entered into any contract or agreement that is in conflict with this Agreement and it undertakes that it will not transfer any of the rights and obligation hereunder to any third party.

3.5	The Transferor undertakes that its execution and performance hereof is not in violation of any laws, regulations or documents on codes of practice now in effect, any contract or agreement to which it is a party and which has become effective, or any other obligation it has assumed.

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Equity Transfer Agreement

3.6	The Transferor undertakes that, during the period from the execution and effectiveness hereof to the completion of the formalities for registration of the equity transfer hereunder, it will not make any business contact or execute any letter of intent, contract, memorandum of understanding or any other legal document with any third party with respect to the transfer, pledge or custody of the equity interest to be transferred hereunder.

3.7	The Transferor has provided the Transferee with the true, complete and accurate accounting information, legal documents, and other necessary documents and materials concerning the finances, assets or contingent liabilities of Shanghai HJX and no facts relating to Shanghai HJX that would have a material adverse effect have not been disclosed to the Transferee. No representations or warranties made by the Transferor herein, including documents provided to the Transferee, contain an untrue statement of any major facts, nor are any major facts missing in such representation so that they might be misleading.

3.8	Except as required by the normal business activities of Shanghai HJX or this Agreement is terminated, during the period from the Date of Execution of this Agreement to the completion of the transfer of the equity interest in Shanghai HJX, without the Transferee’s previous written consent, the Transferor shall not take any action that may have an adverse effect on the business and future development of Shanghai HJX.

3.9	The Transferor agrees to take all necessary actions timely to execute all the legal documents and obtain all the certificates of approval necessary for the performance hereof and to carry out the relevant procedure for registration of the change of the shareholders so that all the arrangements concerning the equity transfer hereunder may be completed.

Article 4	Rights and Obligations of the Transferee

4.1	The Transferee undertakes that it is an entity qualified to accept the transfer of the equity interest in Shanghai HJX according to law and it will secure all the authority necessary for the execution and performance hereof so that it will have the power and right to execute this Agreement and perform the terms and conditions hereof.

4.2	The Transferee shall pay the Price of Equity Transfer in accordance with the provisions hereof.

4.3	The Transferee has not entered into any contract or agreement that is in conflict with this Agreement and it undertakes that it will not transfer any of the rights and obligation hereunder to any third party;

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Equity Transfer Agreement

4.4	The Transferee undertakes that its execution and performance hereof is not in violation of any laws, regulations or documents on codes of practice now in effect, any contract or agreement to which it is a party and which has become effective, or any other obligation it has assumed.

4.5	The Transferee undertakes that, during the period from the execution and effectiveness hereof to the completion of the formalities for registration of the equity transfer hereunder, it will not make any business contact or execute any letter of intent, contract, memorandum of understanding or any other legal document with any third party with respect to any major matter that is in conflict with the equity transfer hereunder.

4.6	The Transferee shall assist the Transferor in obtaining the certificates of approval in connection with the equity transfer hereunder and carry out the relevant procedure for registration of the change of the shareholders as soon as possible.

4.7	The Transferee agrees to take all necessary actions timely to execute all the legal documents and obtain all the certificates of approval necessary for the performance hereof and to carry out the relevant procedure for registration of the change of the shareholders so that all the arrangements concerning the equity transfer hereunder may be completed.

Article 5	Other Matters such as Time Limit for Delivery of the Equity Interest to Be Transferred Hereunder and Manner of Such Delivery

5.1	In view of the fact that changes will take place in the equity structure of Shanghai HJX upon completion of the equity transfer hereunder, such transfer shall be subject to examination and approval by the relevant examination and approval authority, which will issue a modified Certificate of Approval of Foreign Investment Enterprises to Shanghai HJX and, within 30 Business Days of the aforesaid approval, Shanghai HJX shall carry out the procedure for modification of its registration with the company registration authority and obtain the Business License of Chinese-foreign Joint Ventures from such authority.

5.2	The Parties shall work together to carry out the aforesaid procedures for delivery of the equity interest hereunder, such as examination and approval of such transfer and modification of registration thereof. Expenses that may be incurred in connection with the completion of the equity transfer hereunder shall be borne by the Parties in accordance with the provisions of relevant laws and regulations.

Article 6	Liability for Breach of Contract

6.1	The Parties hereto shall strictly comply with the provisions hereof and failure of either Party to comply with any provision hereof shall constitute a breach of

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Equity Transfer Agreement

contract. The breaching Party shall compensate the other Party for any economic losses it may suffer as a result of such breach of contract, provided, however, that such compensation shall not exceed losses that the breaching Party foresaw or should have foreseen at the time of execution hereof its breach hereof might cause to the other Party.

Article 7	Force Majeure

7.1	If the transaction hereunder fails to be consummated as a result of any event of force majeure such as natural disasters or adjustments in state policies or through no fault on the part of either Party, neither Party shall assume any liability for breach of contract.

Article 8	Settlement of Disputes and Governing Law

8.1	If the Parties fail to settle through consultation any dispute that may arise from or in connection with this Agreement, either Party shall have the right to initiate legal proceedings in a competent court with respect to such dispute.

8.2	The execution, validity, interpretation and performance of and settlement of disputes under this Agreement shall be governed by the laws of the People’s Republic of China.

Article 9	Effectiveness of this Agreement

9.1	This Agreement shall become effective after signatures of the legal representatives of the Parties or their authorized representatives (and the seals of the legal representatives if available) have been affixed to this Agreement and it has been approved by the relevant examination and approval authority; and this Agreement shall be binding on the Parties once it has become effective.

Article 10	Modification, Cancellation and Termination of and Complement to This Agreement

10.1	No modification of this Agreement shall become effective unless the Parties have entered into a written agreement on such modification through consultation. If the Parties fail to reach agreement on such modification, this Agreement shall continue to be effective. No revision, interpretation or waiver of any provision hereof shall become effective unless it is recognized by the Parties by signing a written document.

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Equity Transfer Agreement

10.2	If either Party commits any breach of contract, the other Party shall have the right to terminate this Agreement. If both of the Parties agree to terminate this Agreement, they shall enter into a written agreement on such termination.

10.3	This Agreement shall be terminated upon completion of the equity transfer hereunder and the relevant procedure for modification of the registration with the administration for industry and commerce in connection with such transfer.

10.4	Upon effectiveness hereof, the Parties shall perform this Agreement in accordance with the provisions hereof. With respect to any matters that are uncovered herein or any adjustments that need to be made herein, the Parties may enter into complementary agreements hereto, which shall constitute part of this Agreement and shall have equal effect and validity with this Agreement.

Article 11	General Provisions

11.1	The Parties hereto shall execute and deliver all necessary documents and take all necessary actions to implement the terms and purposes hereof.

11.2	The Parties hereto have a thorough knowledge and understanding of the substantive meaning and legal meaning of all the provisions hereof and have entered into this Agreement on the basis of such understanding.

11.3	Headings of the articles hereof are inserted for convenience only and shall not affect the meaning or interpretation hereof.

11.4	This Agreement is prepared in Chinese and executed in two original counterparts, one of which shall be kept by each of the Transferor and the Transferee. The Parties may execute duplicates of this Agreement when necessary.

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Equity Transfer Agreement

(This is the signature page, which does not contain any part of the text of this Agreement)

The Transferor: Shanghai Acorn HJX Digital Technology Co., Ltd. (Seal)

The legal representative or authorized representative: Li Liyu (Signature)

Date:

The Transferee: Acorn International Electronic Technology (Shanghai) Co., Ltd. (Seal)

The legal representative or authorized representative: Yang Dongjie (Signature)

Date:

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